Exhibit 5.1
January 7, 2011
RegeneRx Biopharmaceuticals, Inc.
15245 Shady Grove Road
Suite 470
Rockville, MD 20850
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), of 1,851,852 shares of the Company’s common stock, par value $0.001 (the “Shares”), and a warrant (the “Warrant”) to purchase up to 740,741 shares of the Company’s common stock (the “Warrant Shares”), in each case pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (Registration Statement No. 333-150675) (the “Registration Statement”), the prospectus dated May 16, 2008 (the “Base Prospectus”), and the prospectus supplement dated January 5, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares, the Warrant and the Warrant Shares are to be sold by the Company as described in the Registration Statement and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Certificate of Incorporation, as amended to date, its Bylaws, as amended to date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of Delaware and, as to the Warrant constituting a valid and legally binding obligation of the Company, the laws of the Commonwealth of Virginia. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrant has been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Warrant, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws
ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

RegeneRx Biopharmaceuticals, Inc.
Page Two
January 7, 2011
relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) if, as, and when the Warrant Shares are issued and delivered by the Company in accordance with the terms of the Warrant, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid, and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement.
Very truly yours,
Cooley LLP

By:	/s/ Darren K. DeStefano
Darren K. DeStefano

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000
F: (703) 456-8100 WWW.COOLEY.COM